Exhibit 10.1

AMENDMENT

TO THE

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of May 12, 2023, to the Investment Management Trust Agreement (as defined below) is made by and between Arisz Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement, dated November 17, 2021 (the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein; and

WHEREAS, at a Special Meeting of the Company held on May 11, 2023, the Company’s stockholders approved (i) a proposal to amend the Company’s amended and restated certificate of incorporation giving the Company the right to extend the date by which it must complete a business combination from May 22, 2023 to February 2,2 2024 (or such earlier date after May 22, 2023 as determined by the Company’s board of directors) (the “Extension Amendment”) and thus extend the date on which the Trustee must liquidate the Trust Account if the Company has not completed its initial business combination from May 22, 2023 to February 22, 2024 (or such earlier date after May 22, 2023 as determined by the Company’s board of directors);

NOW THEREFORE, IT IS AGREED:

1. Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its Chairman of the Board or Chief Executive Officer and Chief Financial Officer and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, acknowledged and agreed to by the Representative, complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by (x) the 12 month anniversary of the closing of the IPO (the “Closing”), (y) in the event that the Company, in accordance with the procedures set forth in the Registration Statement, extended the time to complete the Business Combination for up to 18 months from the Closing but has not completed the Business Combination within such 18 month period, the 18 month anniversary of the Closing, or (z) up to February 22, 2024, provided that, pursuant to the terms hereof and the Corporation’s amended and restated certificate of incorporation, the Corporation deposits into the Trust Account the amount of $120,000 for each month extended, in the Corporation’s sole discretion whether to exercise one or more extensions (as applicable, the “Applicable Deadline”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Stockholders as of the Applicable Deadline.”

2. Exhibit D to the Trust Agreement is hereby amended and restated in its entirety as follows:

“EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Francis Wolf and Celeste Gonzalez

Re:	Trust Account – Extension Letter

Ladies and Gentlemen:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between Arisz Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company, dated as of [●], 2021 (as amended, “Trust Agreement”), this is to advise you that the Company is extending the time available in order to consummate a Business Combination with the Target Businesses for an additional [three (3) months] [monthly period], from _______________ to _______________ (the “Extension”).

This Extension Letter shall serve as the notice required with respect to the Extension prior to the Applicable Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit [$690,000] [120,000], which will be wired to you, into the Trust Account investments upon receipt.

Very truly yours,
ARISZ ACQUISITION CORP.

By:
Name:
Title:”

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

ARISZ ACQUISITION CORP.

By:	/s/ Echo Hindle-Yang
Name:	Echo Hindle-Yang
Title:	Chief Executive Officer

Acknowledged and Agreed:

CHARDAN CAPITAL MARKETS, LLC

By:	/s/ Shai Gerson
Partner and Managing Director of Capital Markets